U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  July 17, 2006


                             NORTHERN ETHANOL, INC.
        (Exact name of small business issuer as specified in its charter)


        Delaware                     000-51564                 34-2033194
   ------------------                ---------                 ----------
State or other jurisdiction    Commission File Number      (IRS Employer ID No.)
    of  incorporation)

                              193 King Street East
                                    Suite 300
                        Toronto, Ontario, M5A 1J5, Canada
                    (Address of principal executive offices)

                                 (416) 366-5511
                           (Issuer's Telephone Number)

                               497 Delaware Avenue
                                Buffalo, NY 14202
                                (Former Address)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      Effective July 24, 2006, we entered into a Project Development Agreement (the "Agreement") with Delta-T Corporation, Williamsburg, Virginia, ("Delta"), wherein Delta shall provide us professional advice, business and technical information, design and engineering and related services in order to assist us in assembling all of the information, permits, agreements and resources necessary for construction of an ethanol plant having the capacity to produce 100 million gallons per year in Barrie, Ontario, Canada (the "Plant"). We paid Delta the sum of $100,000 for their services.

      The Agreement provides for Delta to assist us in the development and analysis of the feasibility of the Plant, including location, operating costs, Plant specifications, compliance with environmental issues, product marketing, industry economics, technical and other assistance. The relationship between Delta and us is deemed exclusive during the term of the Agreement and anticipates that the parties shall enter into a definitive, turnkey, engineering, procurement and construction agreement for the entire Plant. We have granted Delta a right of first refusal in this regard. The term of the Agreement is five (5) years.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

      Effective July 17, 2006, Mr. Steven Reader was appointed as our Chief Operating Officer. Mr. Reader also executed an employment agreement with us, a copy of which is attached hereto as Exhibit 10.5, the terms of which are incorporated herein as if set forth.

      Mr. Reader shall hold such office until the next annual meeting of our Board of Directors, his resignation, removal or death. There are no family relationships between or among our executive officers.

      As part of his compensation for assuming his position with us, we granted Mr. Reader an option to purchase up to 300,000 shares of our common stock at an exercise price of $1.00 per share. These options shall vest equally over a twenty-four month period.

Resume:

      Steven Reader, Chief Operating Officer,  Vie President - Development,  age
50. Prior to his assuming his positions with our company, from 1992 through July 2006, Mr. Reader was the President of Chartwell Energy, Toronto, Canada, an energy company with operations throughout North America. He also spent a total of eleven years as a contractor for DTE Energy Services, Ann Arbor, Michigan and TransCanada Pipelines, Toronto, Canada, where he was involved in power development for Canada and the US. He will devote substantially all of his business time to our operations.

ITEM 9.01. EXHIBITS.

Number            Exhibit
------            -------

10.5              Employment Agreement with Steven Reader dated July 17, 2006

99.1              Press Release relating to Delta-T Agreement.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2006
                                            NORTHERN ETHANOL, INC.
                                            (Registrant)


                                            By: s/ Gordon Laschinger
                                               ---------------------------------
                                            Gordon Laschinger, Chief Executive
                                             Officer & President